UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

(888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2025, Blum Holdings, Inc. (the “Company”) issued a press release announcing financial results for its fiscal third quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The information under Item 2.02, above, is incorporated herein by reference.

The information provided under Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On November 13, 2025, the Company issued 1,530,612 shares of the Company's common stock ("Common Stock") to Adnant, LLC ("Adnant"), a related party, as repayment of accounts payable totaling $1.50 million pursuant to the Original Adnant Letter dated August 12, 2022, the A&R Engagement Letter dated June 30, 2023, and the Second A&R Engagement Letter (hereinafter defined) dated January 1, 2025.

On November 13, 2025, the Company issued 2,482,308 shares of Common Stock to Adnant pursuant to the Debt Conversion Agreement between the Company and Adnant dated December 30, 2024. The Debt Conversion Agreement provides that, if the Company enters into any financing agreement with a third party on terms more favorable than the per-share price or discount set forth therein, the Company will, at Adnant’s request, amend and restate the Debt Conversion Agreement to reflect economics at least equal to those of such third-party financing.

On November 13, 2025, the Company issued 84,337 shares of Common Stock to various vendors for payment of services provided.

On November 13, 2025, the Company issued 1,809,270 shares of Common Stock to the previous stockholders of Safe Accessible Solutions, Inc. and 1,702,352 shares of Common Stock to the shareholders of Coastal Pine Holdings, Inc. as an amendment fee in connection with the First Amendment to the Amended LOI executed May 1, 2024 and the First Amendment to Advisory and Consulting Agreement executed May 1, 2024, respectively.

On November 13, 2025, the Company issued 434,783 shares of Common Stock to the sellers of EWC Resources Inc. ("EWCR") and will be fully heldback until the closing of the transaction to acquire 100% of the common stock of EWCR. The shares issued are subject to a 12-month holdback.

On November 13, 2025, the Company issued 3,633,540 shares of Common Stock to the sellers of Green Door Redding, LLC ("GDR") and will be fully heldback until the closing of the transaction to acquire 80% of the membership interests in GDR pursuant to the binding term sheet dated July 1, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: November 14, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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